EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

   We consent to the incorporation by reference in this Annual
Report (Form 10-K) of Chiquita Brands International, Inc. and subsidiary companies of our report dated February 28, 1994, included in the 1993 Annual Report of Chiquita Brands
International, Inc. and subsidiary companies.

   Our audits also included the financial statement schedules of Chiquita Brands International, Inc. and subsidiary companies listed in Item 14(a). These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

   We also consent to the incorporation by reference in the following Registration Statements and related prospectuses of Chiquita Brands International, Inc. and subsidiary companies of our report dated February 28, 1994, with respect to the consolidated financial statements and schedules of Chiquita Brands International, Inc. and subsidiary companies incorporated by reference in the Annual Report (Form 10-K) for year ended December 31, 1993.

                  Registration
     Form              No.                  Description
     S-3           33-43333         Dividend Reinvestment Plan
                   33-58424
     S-3           33-41057         Common Stock issuable upon
conversion
                                     of Convertible Subordinated
Debentures
     S-3           33-51995         Debt Securities, Preferred Stock and
Common Stock
     S-3           33-51229         Secondary Sale of Common Stock by
Certain
                                     Shareholders
     S-8           33-2241          Chiquita Savings and Investment Plan
                   33-16801
                   33-42733
                   33-56572
     S-8           33-14254         1986 Stock Option and Incentive Plan
                   33-38284
                   33-41069
     S-8           33-25950         Individual Stock Option Plan
     S-8           33-29147         John Morrell & Co. Salaried
                   33-56570          Employees Incentive Savings Plan
     S-8           33-38147         Associate Stock Purchase Plan

Cincinnati, Ohio                     ERNST & YOUNG
March 30, 1994